Coopers                                Coopers & Lybrand L.L.P.
& Lybrand
                                       a professional services firm


             CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference of our reports dated January 27, 1998, which include an explanatory paragraph related to the discontinuance of SFAS No. 71, "Accounting for Certain Types of Regulation", effective January 1, 1996, on our audits of the consolidated financial statements and financial statement schedule of Southern New England Telecommunications Corporation as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997, included or incorporated by reference in this Annual Report on Form 10-K, in the following documents filed by Southern
New England Telecommunications Corporation:

  Registration Statement No. 33-59713 on Form S-3 relating to the Shareholder Dividend Reinvestment and Stock
  Purchase Plan.

  Post-Effective Amendment No. 3 to Registration Statement
  No. 33-6326 on Form S-8 relating to the SNET Bargaining
  Unit Retirement Savings Plan.

  Post-Effective Amendment No. 2 to Registration Statement
  No. 33-6325 on Form S-8 relating to the SNET Management
  Retirement Savings Plan.

  Registration Statement No. 33-19058 on Form S-8 relating to the SNET 1986 Stock Option Plan.

  Registration Statement No. 33-41237 on Form S-3 relating to the registration of $165 million of Debt Securities.

  Registration Statement No. 33-51055 on Form S-8 relating to the SNET Non-Employee Director Stock Plan.

  Registration Statement No. 33-64975 on Form S-8 relating to the SNET 1995 Stock Incentive Plan.

  Registration Statement No. 33-60133 on Form S-3 relating to the registration of $470 million of Debt Securities.

  Registration Statement No. 333-05757 on Form S-8 relating to the SNET 1996 Non-Employee Director Stock Plan.

  Registration Statement No. 333-45837 of SBC Comunications,
  Inc. on Form S-4 and the related Proxy Statement/Prospectus of Southern New England Telecommunications Corporation and SBC
  Communications, Inc.




                                      /s/ Coopers & Lybrand L.L.P.
Hartford, Connecticut                     Coopers & Lybrand L.L.P.
March 19, 1998